Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
Assured Guaranty Ltd.
(Exact Name of Registrant as Specified in its Charter)
Assured Guaranty US Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)
Assured Guaranty Municipal Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Shares of Assured Guaranty Ltd. (1)(2)(3)	Rule 456(b) and Rule 457(r) (2)	(1)	(1)	(1)	(2)	(2)
	Equity	Preferred Shares of Assured Guaranty Ltd. (1)(2)(4)	Rule 456(b) and Rule 457(r) (2)	(1)	(1)	(1)	(2)	(2)
	Equity	Depositary Shares of Assured Guaranty Ltd. (1)(2)(5)	Rule 456(b) and Rule 457(r) (2)	(1)	(1)	(1)	(2)	(2)
	Debt	Debt Securities of Assured Guaranty Ltd. (1)(2)(6)	Rule 456(b) and Rule 457(r) (2)	(1)	(1)	(1)	(2)	(2)
	Equity	Warrants to Purchase Common or Preferred Shares of Assured Guaranty Ltd. (1)(2)	Rule 456(b) and Rule 457(r) (2)	(1)	(1)	(1)	(2)	(2)
	Debt	Warrants to Purchase Debt Securities of Assured Guaranty Ltd. (1)(2)	Rule 456(b) and Rule 457(r) (2)	(1)	(1)	(1)	(2)	(2)
	Equity	Share Purchase Contracts of Assured Guaranty Ltd. (1)(2)	Rule 456(b) and Rule 457(r) (2)	(1)	(1)	(1)	(2)	(2)
	Equity	Share Purchase Units of Assured Guaranty Ltd. (1)(2)(7)	Rule 456(b) and Rule 457(r) (2)	(1)	(1)	(1)	(2)	(2)
	Debt	Debt Securities of Assured Guaranty US Holdings Inc. (1)(2)(6)	Rule 456(b) and Rule 457(r) (2)	(1)	(1)	(1)	(2)	(2)
	Debt	Guarantee of Debt Securities of Assured Guaranty US Holdings Inc. by Assured Guaranty Ltd. (1)(2)(8)	Rule 456(b) and Rule 457(r) (2)	(1)	(1)	(1)	(2)	(2)
	Debt	Debt Securities of Assured Guaranty Municipal Holdings Inc. (1)(2)(6)	Rule 456(b) and Rule 457(r) (2)	(1)	(1)	(1)	(2)	(2)
	Debt	Guarantee of Debt Securities of Assured Guaranty Municipal Holdings Inc. by Assured Guaranty Ltd. (1)(2)(8)	Rule 456(b) and Rule 457(r) (2)	(1)	(1)	(1)	(2)	(2)
Fees Previous Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1)An indeterminate number or amount of common shares, preferred shares, depositary shares, debt securities, warrants, stock purchase contracts and stock purchase units of Assured Guaranty Ltd., and debt securities of Assured Guaranty US Holdings Inc.

and Assured Guaranty Municipal Holdings Inc. as may from time to time be issued at indeterminate prices. Securities registered, referred to as the offered securities, may be sold separately, together or as units with other offered securities. Unless otherwise indicated in an amendment to this filing, no separate consideration will be received for common shares, preferred shares or debt securities that are issued by Assured Guaranty Ltd., Assured Guaranty US Holdings Inc. or Assured Guaranty Municipal Holdings Inc. upon conversion or exchange of debt securities, preferred shares or depositary shares registered under this registration statement.
(2)The registrants are relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all of the registration fee. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.
(3)Also includes the presently indeterminate number of common shares as may be issued by Assured Guaranty Ltd. (a) upon conversion of or exchange for any debt securities or preferred shares that provide for conversion or exchange into common shares, (b) upon exercise of warrants to purchase common shares or (c) pursuant to stock purchase contracts.
(4)Also includes the presently indeterminate number of preferred shares as may be issued by Assured Guaranty Ltd. (a) upon conversion of or exchange for any debt securities that provide for conversion or exchange into preferred shares, (b) upon exercise of warrants to purchase preferred shares or (c) pursuant to stock purchase contracts.
(5)To be represented by depositary receipts representing an interest in all or a specified portion of a common share or preferred share.
(6)Subject to note (1), an indeterminate principal amount of debt securities, which may be senior or subordinated.
(7)Each stock purchase unit consists of (a) a stock purchase contract under which the holder, upon settlement, will purchase an indeterminate number of common shares and (b) a beneficial interest in debt securities, preferred securities or debt obligations of third parties purchased with the proceeds from the sale of the stock purchase units. Each beneficial interest will be pledged to secure the obligation of the holder to purchase the common shares. No separate consideration will be received for the stock purchase contract or the related beneficial interests.
(8)No separate consideration will be received for the guarantees of the debt securities issued by Assured Guaranty US Holdings Inc. or Assured Guaranty Municipal Holdings Inc.